UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2017

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695 (Address of Principal Executive Offices, including Zip Code)
(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Explanatory Note

On October 17, 2017, Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), filed a Current Report on Form 8-K (the “Original Form 8-K”) to disclose CPSI’s entry into a Second Amendment, dated as of October 13, 2017 (the “Amendment”), to its existing Credit Agreement, dated as of January 8, 2016 (as amended, the “Credit Agreement”), with the lenders named therein and Regions Bank, as administrative agent and collateral agent (“Regions”). This Amendment No. 1 to the Original Form 8-K (this “Amended Form 8-K”) amends and restates (i) Items 1.01 and 2.03 of the Original Form 8-K in their entirety to reflect CPSI’s entry into a Side Letter, dated as of October 26, 2017 (the “Side Letter”), with Regions in order to correct inconsistencies between the initial applicable margin for LIBOR and base rate loans, letter of credit fee and commitment fee (the “Initial Rates”) contemplated in the engagement letter (including the Term Sheet attached thereto) related to the Amendment and the Initial Rates set forth in the Credit Agreement, as modified by the Amendment, and (ii) Item 9.01 of the Original Form 8-K in its entirety to add the Side Letter as Exhibit 10.2.

Except as specifically noted above, this Amended Form 8-K does not reflect events occurring after the filing of the Original Form 8-K.

Item 1.01     Entry into a Material Definitive Agreement.

On October 13, 2017, Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), as borrower, and certain subsidiaries of CPSI, as guarantors, entered into a Second Amendment (the “Amendment”) to CPSI’s existing Credit Agreement, dated as of January 8, 2016 (as amended, the “Credit Agreement”), with the lenders named therein and Regions Bank, as administrative agent and collateral agent (“Regions”), to refinance and decrease the current aggregate committed size of the credit facilities from $175 million to $162 million, which includes a $117 million term loan facility (the “Amended Term Loan Facility”) and a $45 million revolving credit facility (the “Amended Revolving Credit Facility” and, together with the Amended Term Loan Facility, the “Amended Facilities”). In addition to decreasing the aggregate size of the credit facilities, and as described in more detail below, the Amendment:

•	extends the maturity date of the Amended Facilities;

•	increases the maximum consolidated leverage ratio with which CPSI must comply;

•	decreases the interest rates for LIBOR rate loans and base rate loans and the letter of credit fee;

•	decreases the commitment fee; and

•	temporarily increases the percentage of excess cash flow (minus certain specified other payments) that must be used to prepay the Amended Facilities.

The proceeds of the Amended Facilities, including $30.16 million drawn under the Amended Revolving Credit Facility, were used to refinance in full the existing term loan and revolving credit facilities, fund fees and expenses associated with the Amended Facilities, and finance the ongoing working capital requirements and other general corporate purposes of CPSI and its subsidiaries permitted under the Credit Agreement. The Company expects the savings to be realized from the reduced pricing over the term of the Amended Facilities to cover the fees and expenses associated with the Amendment.

In addition to decreasing the aggregate size of the facilities, the maturity date of the Amended Facilities was extended to October 13, 2022 and the maximum consolidated leverage ratio (as defined in the Credit Agreement) with which CPSI must comply was increased to 3.95:1.00 through December 31, 2017 and 3.50:1.00 from January 1, 2018 and thereafter (from 3.50:1.00 for the period from October 1, 2016 through September 30, 2017, 3.00:1.00 for the period from October 1, 2017 through September 30, 2018, and 2.50:1.00 from October 1, 2018 and thereafter).

Each of the Amended Facilities continues to bear interest at a rate per annum equal to an applicable margin plus (1) the adjusted LIBOR rate for the relevant interest period, (2) an alternate base rate determined by reference to the greatest of (a) the prime lending rate of Regions, (b) the federal funds rate for the relevant interest period plus one half of one percent per annum and (c) the one month LIBOR rate plus one percent per annum, or (3) a combination of (1) and (2). The applicable margin range for LIBOR loans and the letter of credit fee will initially be 3.50%, and, following the date that CPSI certifies its consolidated leverage ratio for the third quarter of 2017, will range from 2.00% to 3.50% (adjusted downward from 2.25% to 3.50%). The applicable margin range for base rate loans will initially be 2.50%, and, following the date that CPSI certifies its consolidated leverage ratio for the third quarter of 2017, will range from 1.00% to 2.50% (adjusted downward from 1.25% to 2.50%), in each case based on CPSI’s consolidated leverage ratio.

In addition to paying interest on outstanding principal under the Credit Agreement, CPSI is required to pay a commitment fee in respect of the unutilized portion of the commitments under the Amended Revolving Credit Facility. The commitment fee rate will initially be 0.50% per annum, and, following the date that CPSI certifies its consolidated leverage ratio for the third quarter of 2017, will range from 0.25% to 0.50% (adjusted downward from 0.30% to 0.50%), depending upon CPSI’s consolidated leverage ratio. CPSI will also continue to pay customary agency fees.

Principal payments with respect to the Amended Term Loan Facility will be due on the last day of each fiscal quarter beginning December 31, 2017, with quarterly principal payments of approximately $1.46 million through September 30, 2019, approximately $2.19 million through September 30, 2021 and approximately $2.93 million through September 30, 2022, with the remainder due at maturity on October 13, 2022 or such earlier date as the obligations under the Credit Agreement become due and payable pursuant to the terms of the Credit Agreement (the “Maturity Date”). Any principal outstanding under the Amended Revolving Credit Facility is due and payable on the Maturity Date.

The Credit Agreement requires CPSI to mandatorily prepay the Amended Facilities with the proceeds from certain sales, dispositions, issuances and incurrences of additional debt, and issuances and sales of equity securities, as well as with a percentage of CPSI’s excess cash flow. CPSI must prepay the Amended Facilities with (i) 75% of excess cash flow (minus certain specified other payments) following the date that CPSI certifies its consolidated leverage ratio for each of the fiscal years ending December 31, 2017 and December 31, 2018 and (ii) 50% of excess cash flow (minus certain specified other payments) following the date that CPSI certifies its consolidated leverage ratio for the fiscal years ending December 31, 2019 and thereafter. Prior to the Amendment, CPSI was required to prepay the credit facilities with 50% of excess cash flow (minus certain specified other payments) for each fiscal year. Beginning with any fiscal year ending on or after December 31, 2019, the mandatory prepayments for the Amended Facilities are subject to a step down to 0% of excess cash flow if CPSI’s consolidated leverage ratio is no greater than 2.50:1.00. Prior to the Amendment, this step down was available for any fiscal year if CPSI’s consolidated leverage ratio was no greater than 2.50:1.00.

“Amending the covenants and debt maturities for our credit facilities allows CPSI greater flexibility for future capital deployment decisions.  To achieve this increased flexibility with an Amendment that could pay for itself through improved pricing is indicative of the confidence we believe our bank partners have in CPSI and the strength of our relationships with these key stakeholders,” said Matt J. Chambless, Chief Financial Officer of CPSI.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, as supplemented by the Side Letter, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Forward-Looking Statements

Certain statements herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the availability of credit under the

Amended Revolving Credit Facility. Such statements made by CPSI are based upon management’s current expectations and are subject to various risks and uncertainties that could cause CPSI’s actual results, performance and plans with respect to the Amended Facilities to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include CPSI’s ability to draw down the Amended Revolving Credit Facility in compliance with the Amendment; other factors beyond CPSI’s control; and the risk factors described from time to time in CPSI’s public releases and reports filed with the Securities and Exchange Commission, including but not limited to, CPSI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1
Second Amendment, dated as of October 13, 2017, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent (filed as Exhibit 10.1 to CPSI’s Current Report on Form 8-K dated October 13, 2017 and incorporated herein by reference).

10.2
Side Letter, dated as of October 26, 2017, related to Second Amendment to Credit Agreement, by and between Regions Bank, as administrative agent and collateral agent, and Computer Programs and Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: November 1, 2017	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment, dated as of October 13, 2017, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent (filed as Exhibit 10.1 to CPSI’s Current Report on Form 8-K dated October 13, 2017 and incorporated herein by reference).

10.2
Side Letter, dated as of October 26, 2017, related to Second Amendment to Credit Agreement, by and between Regions Bank, as administrative agent and collateral agent, and Computer Programs and Systems, Inc.